Exhibit 1.1

UNDERWRITING AGREEMENT

[•], 2026

The Oak Ridge Financial Services Group, Inc.

Network 1 Financial Securities, Inc.

As Representatives of the several Underwriters

c/o The Oak Ridge Financial Services Group, Inc.

701 Xenia Avenue South, Suite 100

Golden Valley, MN 55416

c/o Network 1 Financial Securities, Inc.

2 Bridge Avenue, Suite 241

Red Bank, NJ 07701

Ladies and Gentlemen:

Encore Medical, Inc., a Minnesota corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell an aggregate of [•] shares (the “Firm Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), to the several underwriters named in Schedule A hereof (the “Underwriters”), for whom The Oak Ridge Financial Services Group, Inc. and Network 1 Financial Securities, Inc. are acting as representatives (the “Representatives”). The Company has also agreed to grant to the Underwriters an option (the “Option”) to purchase up to an additional [•] shares of Common Stock, representing fifteen percent (15%) of the Firm Shares sold in the offering (the “Option Shares”), on the terms set forth in Section 1(b) hereof. The Firm Shares and the Option Shares are hereinafter referred to together as the “Offered Shares.” The offering of such Offered Shares is hereinafter called the “Offering.”

The Company confirms as follows its agreement with each of the Underwriters:

1.              Agreement to Sell and Purchase.

(a)              Purchase of Firm Shares. On the basis of the representations, warranties and agreements of the Company contained herein and subject to all the terms and conditions of this Agreement, the Company agrees to sell to the Underwriters, severally and not jointly, and the Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Shares set forth opposite the name of such underwriter on Schedule A hereof, at a purchase price (net of discount and commissions) of $ [•] per Firm Share. The Firm Shares are to be offered initially to the public at the offering price of $ [•] per Firm Share (the “Offering Price”).

(b)              Purchase of Option Shares. Subject to all the terms and conditions of this Agreement, the Company grants to the Underwriters the Option to purchase, severally and not jointly, all or less than all of the Option Shares at a purchase price equal to the purchase price per Firm Share set forth in clause (a) of this Section 1. The Option may be exercised in whole or in part at any time and from time to time on or before the 45th day after the date of this Agreement, upon written notice (the “Option Notice”) by the Representatives to the Company no later than 12:00 noon, New York City time, at least one and no more than five business days before the date specified for closing in the Option Notice (the “Option Closing Date”) setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase. Upon exercise of the Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Shares specified in the Option Notice. If any Option Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Options Shares set forth on Schedule A opposite such Underwriter’s name.

(c)              Underwriters’ Warrants. The Company hereby agrees to issue to the Underwriters (and/or their designees) on the Closing Date (as defined below) and each Option Closing Date, as the case may be, warrants to purchase an aggregate of eight percent (8%) of the shares of Common Stock issued at such closing (the “Underwriters’ Warrants”), substantially in the form attached hereto as Exhibit C. The Underwriters’ Warrants shall be exercisable, in whole or in part, commencing 1 year after the effective date (the “Effective Date”) of the Registration Statement (as defined in Section 3(a) below) and expiring on the four-year anniversary of the date on which the Representative’s Warrants first become exercisable, at an initial exercise price of $[ ] per share, which is equal to one hundred percent (120%) of the initial Offering Price per Firm Share. The shares of Common Stock issuable upon exercise of the Underwriters’ Warrants are hereinafter referred to as the “Underwriters’ Warrant Shares.”

2.              Delivery and Payment.

(a)              Closing. Delivery and payment for the Firm Shares shall be made at 10:00 a.m., Eastern time, on the first (1st) business day following the Effective Date of the Registration Statement (or the first business day following the Effective Date if the Registration Statement is declared effective after 4:01 p.m., Eastern time) or at such earlier time as shall be agreed upon by the Representatives and the Company, at the offices of Maslon LLP, 225 South Sixth Street, Suite 2900, Minneapolis, MN 55402 (“Representatives’ Counsel”), or at such other place (or remotely by facsimile or other electronic transmission) as shall be agreed upon by the Representatives and the Company. The hour and date of delivery and payment for the Firm Shares is called the “Closing Date.” Delivery of the Firm Shares shall be made to the Representatives through the facilities of the Depository Trust Company (“DTC”) for the respective accounts of the Underwriters against payment of the purchase price by wire transfer of Federal (same-day) funds to the order of the Company.

(b)              Option Closing. To the extent the Option is exercised, delivery of the Option Shares against payment by the Underwriters (in the manner and at the location specified above) shall take place at the time and date (which may be the Closing Date, but not earlier than the Closing Date) specified in the Option Notice.

(c)              Electronic Transfer. Electronic transfer of the Offered Shares shall be made at the time of purchase in such names and in such denominations as the Representatives shall specify.

(d)              Tax Stamps. The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Offered Shares by the Company to the Underwriters shall be borne by the Company. The Company shall pay and hold each Underwriter and any subsequent holder of the Offered Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying United States federal and state and foreign stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance, sale and delivery to such Underwriter of the Offered Shares.

3.              Representations and Warranties of the Company. The Company represents and warrants to, and covenants with, each of the Underwriters as follows:

(a)              Compliance with Registration Requirements. A registration statement on Form S-1 (Registration No. 333-290244) relating to the Offered Shares, including a preliminary prospectus and such amendments to such registration statement as may have been required prior to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (collectively referred to as the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, and has been filed with the Commission. Copies of such registration statement and of each amendment thereto, if any, including the related preliminary prospectuses, heretofore filed by the Company with the Commission have been delivered to the Underwriters. The term “Registration Statement” means such registration statement on Form S-1 as amended at the time it becomes or became effective, including financial statements, all exhibits and any information deemed to be included or incorporated by reference therein, including any information deemed to be included pursuant to Rule 430A or Rule 430B of the Rules and Regulations, as applicable. If the Company files a registration statement to register a portion of the Offered Shares and relies on Rule 462(b) of the Rules and Regulations for such registration statement to become effective upon filing with the Commission (the “Rule 462 Registration Statement”), then any reference to the “Registration Statement” shall be deemed to include the Rule 462 Registration Statement, as amended from time to time. The term “preliminary prospectus” as used herein means a preliminary prospectus as contemplated by Rule 430 or Rule 430A of the Rules and Regulations included at any time as part of, or deemed to be part of or included in, the Registration Statement. The term “Prospectus” means the final prospectus in connection with this Offering as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the form of final prospectus included in the Registration Statement at the effective date, except that if any revised prospectus or prospectus supplement shall be provided to the Representatives by the Company for use in connection with the Offered Shares which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b)), the term “Prospectus” shall also refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Representatives for such use. Any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include: (i) the filing of any document under the Securities Exchange Act of 1934, as amended, and together with the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) after the effective date of the Registration Statement, the date of such preliminary prospectus or the date of the Prospectus, as the case may be, which is incorporated therein by reference, and (ii) any such document so filed.

(b)              Effectiveness of Registration. The Registration Statement, any Rule 462 Registration Statement and any post-effective amendment thereto have been declared effective by the Commission under the Act or have become effective pursuant to Rule 462 of the Rules and Regulations. The Company has responded to all requests, if any, of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462 Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission.

(c)              Accuracy of Registration Statement. Each of the Registration Statement, any Rule 462 Registration Statement and any post-effective amendment thereto, at the time it became effective, when any document filed under the Exchange Act was or is filed and at all subsequent times, complied and will comply in all material respects with the Act and the Rules and Regulations, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times when a prospectus is delivered or required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of the Offered Shares, complied and will comply in all material respects with the Act, the Exchange Act and the Rules and Regulations, and did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, in the light of the circumstances under which they were made. Each preliminary prospectus (including the preliminary prospectus or prospectuses filed as part of the Registration Statement or any amendment thereto) complied when so filed in all material respects with Act, the Exchange Act and the Rules and Regulations, and each preliminary prospectus and the Prospectus delivered to the Representatives for use in connection with this Offering is identical to the electronically transmitted copies thereof filed with the Commission on EDGAR, except to the extent permitted by Regulation S-T. The foregoing representations and warranties in this Section 3(c) do not apply to any statements or omissions made in reliance on and in conformity with information relating to the Underwriters furnished in writing to the Company by or on behalf of the Underwriters through the Representatives specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. For all purposes of this Agreement, parties acknowledge and agree that the information furnished in writing to the Company by or on behalf of the Underwriters through the Representatives consists solely of the information contained in the Plan of Distribution section of the Prospectus under the caption “Price Stabilization, Short Positions and Penalty Bids” and the caption “Electronic Distribution” (the “Underwriters’ Information”).

(d)              Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement relating to the Offered Shares and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations).

(e)              Disclosure at the Time of Sale. As of the Applicable Time, neither (i) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time (as defined below), the most recent preliminary prospectus related to this Offering, and the information included on Schedule II hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the General Disclosure Package based upon and in conformity with written information furnished to the Company by the Underwriters through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriters consists of the Underwriters’ Information.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 5:00 p.m. (New York City Time) on [•] or such other time as agreed by the Company and the Representative.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations, relating to the Offered Shares that (i) is required to be filed with the Commission by the Company, (ii) is “a written communication that is a road show” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Offered Shares or of the Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule I hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

(f)              Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the Prospectus Delivery Period (as defined below), does not include any information that conflicts with the information contained in the Registration Statement. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriters’ Information. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred an event or development as a result of which such Issuer Free Writing Prospectus conflicted with the information contained in the Registration Statement relating to the Offered Shares or included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified the Representatives and has promptly amended or supplemented, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g)              Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Date, any Option Closing Date and the completion of the Underwriters’ distribution of the Offered Shares, any offering material in connection with the offering or sale of the Offered Shares, the Registration Statement, the preliminary prospectus, the Permitted Free Writing Prospectuses reviewed and consented to by the Representatives and included in Schedule I hereto, and the Prospectus. None of the Marketing Materials, as of their respective issue dates and at all subsequent times through the Prospectus Delivery Period, include any information that conflicts with the information contained in the Registration Statement. If at any time following the issuance of any Marketing Material there occurred an event or development as a result of which such Marketing Material conflicted with the information contained in the Registration Statement relating to the Offered Shares or included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified the Representatives and has promptly amended or supplemented, at its own expense, such Marketing Material to eliminate or correct such conflict, untrue statement or omission.

(h)              Subsidiaries. All of the direct and indirect material subsidiaries of the Company (each, a “Subsidiary”) are set forth in the Registration Statement, the General Disclosure Package and the Prospectus. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other similar restriction (each, a “Lien”), and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(i)              Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation or other organizational or charter documents (as the same may be amended or restated form time to time, the “Charter”) or bylaws. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a material adverse change in the financial position or results of operations of the Company, or any change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, business, management, assets, properties or prospects of the Company (a “Material Adverse Change”).

(j)              Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement, the Underwriters’ Warrants and each other agreement, document, certificate or instrument required to be delivered pursuant to this Agreement (collectively, the “Transaction Documents”) and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the board of directors of the Company (the “Board of Directors”) or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals (as defined below). This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, assuming due authorization, execution and delivery by the Representative, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(k)              No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Offered Shares and the Underwriters’ Warrants and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Charter or bylaws of the Company or any Subsidiary or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including without limitation federal and state securities laws and regulations and rules and regulations promulgated by the Food and Drug Administration of the U.S. Department of Health and Human Services (the “FDA”) or by any foreign, federal, state or local regulatory authority performing functions similar to those performed by the FDA), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Change.

(l)              Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person (as defined below) in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filing with the Commission of the Registration Statement and the Prospectus, (ii) application(s) to the NYSE American for the listing of the Offered Shares for trading thereon in the time and manner required thereby, (iii) such filings, if any, as are required to be made under applicable state securities or Blue Sky laws, (iv) such notices, filings or authorizations as are required to be obtained or made under applicable rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and NYSE American and (v) such notices, filings or authorizations as have been obtained, given or made as of the date hereof (collectively, the “Required Approvals”).

(m)              [Reserved.]

(n)              Securities Issued Pursuant to this Agreement. The Offered Shares, the Underwriters’ Warrants and the Underwriters’ Warrant Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Offered Shares, the Underwriters’ Warrants and the Underwriters’ Warrant Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Offered Shares, the Underwriters’ Warrants and the Underwriters’ Warrant Shares have been duly and validly taken.

(o)              Capitalization. The capitalization of the Company as of the date hereof is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not issued any capital stock, other than pursuant to the Company’s equity incentive plans, the issuance of shares of the Company’s Common Stock to employees, directors or consultants pursuant to the Company’s equity incentive plans and pursuant to the conversion and/or exercise of any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time shares of Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, shares (“Common Stock Equivalents”) and is disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. No individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind (each, a “Person”) has any right of first refusal, preemptive right, right of participation or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Offered Shares and the Underwriters’ Warrants or as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any Subsidiary. The issuance and sale of the Offered Shares will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Underwriters) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no securities of the Company or any Subsidiary that have any anti-dilution or similar adjustment rights (other than adjustments for stock splits, recapitalizations and the like) to the exercise or conversion price, have any exchange rights, or reset rights. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance in all material respects with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Offered Shares. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(p)              Financial Statements. The financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The agreements and documents described in the Registration Statement, the General Disclosure Package and the Prospectus conform to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the rules and regulations thereunder to be described in the Registration Statement, the General Disclosure Package and the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Registration Statement, the General Disclosure Package and the Prospectus or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the best of the Company’s knowledge, any other party is in default thereunder and, to the best of the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the best of the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

(q)              Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the Registration Statement, the General Disclosure Package and the Prospectus, except as reflected or specifically disclosed in the Registration Statement, the General Disclosure Package and the Prospectus filed prior to the date hereof, (i) there has been no Material Adverse Change, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate (as defined below), except pursuant to existing Company equity incentive plans or as set forth in the Registration Statement, the General Disclosure Package and the Prospectus. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Offered Shares contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one trading day prior to the date that this representation is made.

(r)              Litigation. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or, to the Company’s knowledge, any executive officer or director which has not been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or in connection with the Company’s listing application for the listing of the Common Stock on the Exchange.

(s)              Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all United States federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours.

(t)              Compliance. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, except in each case as would not, individually or in the aggregate, be expected to result in a Material Adverse Change.

(u)              Environmental Laws. The Company and its Subsidiaries (i) are in compliance in all material respects with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply would not, individually or in the aggregate, be expected to result in a Material Adverse Change.

(v)              Regulatory. (1) The preclinical studies and clinical trials (collectively, the “Studies”) that are described in, or the results of which are referred to in, the Registration Statement, the General Disclosure Package or the Prospectus were and, if still pending, are being conducted in all material respects in accordance with the protocols, procedures and controls designed and approved for such Studies and with standard medical and scientific research procedures; each description of the results of such Studies is accurate and complete in all material respects and fairly presents the data derived from such Studies, and the Company and its Subsidiaries have no knowledge of any other Studies the results of which are materially inconsistent with, or otherwise call into question, the results described or referred to in the Registration Statement, the General Disclosure Package or the Prospectus; the Company and its Subsidiaries have made all such filings and obtained all such approvals as may be required by the FDA, the European Medicines Agency or any other U.S. or foreign governmental authority or medical device regulatory agency (collectively, the “Regulatory Agencies”) to conduct the Studies; within the last five (5) years, neither the Company nor any of its Subsidiaries has received any notice of, or correspondence from, any Regulatory Agency requiring the termination, suspension or modification of any Studies that are described or referred to in the Registration Statement, the General Disclosure Package or the Prospectus; and the Company and its Subsidiaries have each operated and currently are in compliance in all material respects with all applicable rules, regulations and policies of the Regulatory Agencies. (2) The Company and the Subsidiaries possess all certificates, registrations, exemptions, authorizations, clearances, approvals, licenses and permits issued by the appropriate federal, state, local or foreign regulatory agencies or authorities necessary to conduct their respective businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to possess such permits would not be expected to result in a Material Adverse Change (“Regulatory Permits”); all of such Regulatory Permits are valid and in full force and effect; and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation, modification or impairment of rights of any Regulatory Permit.

(w)              Title to Assets. The Company and its Subsidiaries have good and marketable title to all real property owned by them, if any, and good and marketable title in all personal property owned by them, in each case, that is material to the business of the Company and the Subsidiaries, and in such case free and clear of all Liens, except for Liens that (i) are described in the Registration Statement, the General Disclosure Package and the Prospectus, (ii) would not be expected, individually or in the aggregate, to result in a Material Adverse Change, (iii) do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries or (iv) are for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance in all material respects.

(x)              Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to own or possess such rights would not, individually or in the aggregate, result in a Material Adverse Change (collectively, the “Intellectual Property Rights”). To the knowledge of the Company, no action or use by the Company or any of its Subsidiaries necessary for the conduct of its business as currently carried on and as described in the Registration Statement and the Prospectus will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property Rights of others which has not been subsequently rectified. Neither the Company nor any of its Subsidiaries has received any notice alleging any such infringement, fee or conflict with asserted Intellectual Property Rights of others. Except as would not be expected to result, individually or in the aggregate, in a Material Adverse Change: (i) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any of the Intellectual Property Rights owned by the Company; (ii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim, that would, individually or in the aggregate, together with any other claims in this Section 3(x), be expected to result in a Material Adverse Change; (iii) the Intellectual Property Rights owned by the Company and, to the knowledge of the Company, the Intellectual Property Rights licensed to the Company have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 3(x), reasonably be expected to result in a Material Adverse Change; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property Rights or other proprietary rights of others, the Company has not received any written notice of such claim and the Company is unaware of any other facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 3(x), be expected to result in a Material Adverse Change; and (v) to the Company’s knowledge, no employee of the Company is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company, or actions undertaken by the employee while employed with the Company and could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change which has not been subsequently rectified or settled. To the Company’s knowledge, all material technical information developed by and belonging to the Company which has not been patented has been kept confidential. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Registration Statement, the General Disclosure Package and the Prospectus and are not described therein. The Registration Statement, the General Disclosure Package and the Prospectus contain in all material respects the same description of the matters set forth in the preceding sentence. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees, or otherwise in violation of the rights of any persons.

(y)              Compliance with Health Care Laws. The Company and its Subsidiaries are, and at all times have been, in material compliance with all Health Care Laws. For purposes of this Agreement, “Health Care Laws” mean: (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.), the Public Health Service Act (42 U.S.C. Section 201 et seq.), and the regulations promulgated thereunder; (ii) all applicable federal, state, local and foreign health care fraud and abuse laws, including, without limitation, the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal false statements law (42 U.S.C. Section 1320a-7b(a)), 18 U.S.C. Sections 286 and 287, the health care fraud criminal provisions the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”) (42 U.S.C. Section 1320d et seq.), the Stark Law (42 U.S.C. Section 1395nn), the civil monetary penalties law (42 U.S.C. Section 1320a-7a), the exclusion law (42 U.S.C. Section 1320a-7), the Physician Payments Sunshine Act (42 U.S.C. Section 1320-7h), and applicable laws governing government funded or sponsored healthcare programs; (iii) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, HITECH (42 U.S.C. Section 17921 et seq.); (iv) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010; (v) licensure, quality, safety and accreditation requirements under applicable federal, state, local or foreign laws or regulatory bodies; (vi) all other local, state, federal, national, supranational and foreign laws, relating to the regulation of the Company or its Subsidiaries, and (vii) the directives and regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof. Neither the Company nor any of its Subsidiaries has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any federal and/or state court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Health Care Laws nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened, except, with respect to any of the foregoing, such as would not, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Change. To the Company’s knowledge, there are no facts or circumstances that would reasonably be expected to give rise to material liability of the Company under any Health Care Laws. Neither the Company nor any of its Subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company, any of its Subsidiaries nor any of their respective employees, officers, directors, or agents has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

(z)              Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to $2,500,000. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(aa)            Transactions With Affiliates and Employees. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(bb)            Sarbanes-Oxley; Internal Accounting and Disclosure Controls. The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) that are effective and applicable to the Company as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date or the Option Closing Date, as applicable. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and the Subsidiaries maintain a system of internal accounting controls that is designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company is not aware of any material weaknesses in its internal control over financial reporting. The Company’s Auditor and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are known to the Company’s management and that have adversely affected or are reasonably likely to adversely affect the Company’ ability to record, process, summarize and report financial information; and (ii) any fraud known to the Company’s management, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 under the Exchange Act, and such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

(cc)            Transactions Affecting Disclosure to FINRA. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. There are no other claims, arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its stockholders that may affect the Underwriters’ compensation, as determined by FINRA. The Company has not made any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any FINRA member or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member within the 12-month period prior to the date on which the Registration Statement was filed with the Commission or thereafter. No (i) officer or director of the Company or its subsidiaries, (ii) owner of five percent (5%) or more of the Company’s unregistered securities or that of its subsidiaries or (iii) beneficial owner of any amount of the Company’s unregistered securities acquired within the 180-day period immediately preceding the filing of the Registration Statement has any direct or indirect affiliation or association with any FINRA member. The Company will advise the Representatives if it becomes aware that any officer, director or 5% or greater stockholder of the Company is or becomes an affiliate or associated person of a FINRA member participating in the Offering.

(dd)            Investment Company. The Company is not, and is not an affiliate of, and immediately after receipt of payment for the Offered Shares, will not be or be an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(ee)            Registration Rights. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(ff)             Exchange Act Registration; Stock Exchange Listing. The Company has filed with the Commission a Form 8-A (File Number 001-_______) providing for the registration pursuant to Section 12(b) under the Exchange Act of the Common Stock. The registration of the Common Stock under the Exchange Act has been declared effective by the Commission on or prior to the date hereof. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration. The Common Stock, including the Firm Shares and the Option Shares, have been approved for listing and is listed on New York Stock Exchange American LLC (the “Exchange”) under the symbol “EMI”, and the Company has taken no action designed to, or likely to have the effect of, delisting the Common Stock from the Exchange, nor has the Company received any notification that the Exchange is contemplating terminating such listing except as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(gg)            Board of Directors. The Board of Directors of the Company is comprised of the persons set forth in the Registration Statement, the General Disclosure Package and the Prospectus. The qualifications of the persons serving as board members and the overall composition of the Board of Directors comply with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder and the listing rules of the Exchange that are, in each case, applicable to the Company. At least one member of the Audit Committee of the Board of Directors of the Company qualifies as an “audit committee financial expert,” as such term is defined under Regulation S-K and the listing rules of the Exchange. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent,” as defined under the listing rules of the Exchange.

(hh)            No Integrated Offering. Neither the Company or any Person acting on its behalf, nor, to the Company’s knowledge, any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Company (as such terms are used in and construed under Rule 405 under the Securities Act) (each, an “Affiliate”) or any Person acting on their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Offered Shares to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of the Exchange.

(ii)              Solvency. Based on the consolidated financial condition of the Company as of the Closing Date and as of the Option Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Offered Shares hereunder, the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, may be insufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date or the Option Closing Date, as applicable. The Registration Statement, the General Disclosure Package and the Prospectus sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(jj)               Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Change, each of the Company and its Subsidiaries (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(kk)             Foreign Corrupt Practices. None of the Company and its Subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company and its Subsidiaries or any other person acting on behalf of the Company and its Subsidiaries, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that: (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding; (ii) if not given in the past, might have had a Material Adverse Change; or (iii) if not continued in the future, might adversely affect the assets, business, or operations of the Company. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

(ll)               Independent Accountants. The Company’s accounting firm is Boulay, PLLP (the “Auditor”). The Auditor is an independent registered public accounting firm as required by the Securities Act and Rules and Regulations and the Public Company Accounting Oversight Board.

(mm)          Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Offered Shares, (ii) sold, bid for, purchased or paid any compensation for soliciting purchases of any of the Offered Shares or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Underwriters in connection with the Offering.

(nn)             Loans to Directors or Officers. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company or its Subsidiaries to or for the benefit of any of the officers or directors of the Company, its Subsidiaries or any of their respective family members, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(oo)            Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or Affiliate of the Company or any Subsidiary is (i) currently subject to any United States sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, His Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized, or resident in a country or territory that is the subject or target of Sanctions (currently, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, North Korea and Syria) (a “Sanctioned Jurisdiction”), and the Company will not directly or indirectly use the proceeds of the offering of the Offered Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (I) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitation, is the subject or the target of Sanctions or with a Sanctioned Jurisdiction or (II) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; neither the Company nor any Subsidiary is engaged in, or has, at any time knowingly engaged in, any dealings or transactions with or involving any individual or entity that was or is, as applicable, at the time of such dealing or transaction, the subject or target of Sanctions or with any Sanctioned Jurisdiction, in violation of Sanctions; and the Company and its Subsidiaries have instituted, and maintain, policies and procedures designed to promote and achieve continued compliance with Sanctions;

(pp)           United States Real Property Holding Corporation. The Company is not and has never been a United States real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon the Representative’s request.

(qq)           Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”), and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(rr)             Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(ss)            Cybersecurity. The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, and, to the knowledge of the Company, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Subsidiaries have implemented commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including Personal Data (as defined herein), used in connection with their businesses. “Personal Data” means: (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR (as defined below); (iv) any information which would qualify as “protected health information” under HIPAA; and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. Except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(tt)             Compliance with Data Privacy Laws. The Company and its Subsidiaries are, and at all prior times were, in material compliance with all applicable state, federal and foreign data privacy and security laws and regulations, and the Company and its Subsidiaries are in compliance with the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its Subsidiaries have, to the knowledge of the Company, at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any Subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(uu)           Officer’s Certificates. Any certificate signed by any officer of the Company or any of its Subsidiaries delivered to the Representatives or its counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

(vv)           Lock-Up Agreements. Schedule III hereto contains a complete and accurate list of the Company’s officers and directors, and each holder of 2% or more of the Company’s issued and outstanding Common Stock prior to the consummation of the Offering, on a fully-diluted basis (collectively, the “Lock-Up Parties”). The Company has caused each of the Lock-Up Parties to deliver to the Representatives an executed Lock-Up Agreement, in the form attached hereto as Exhibit A (the “Lock-Up Agreement”), prior to the execution of this Agreement.

(ww)          Industry Data. The statistical and market-related data included in each of the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(xx)             Testing-the Waters Communications. The Company has not (i) alone engaged in any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the written consent of the Representatives and with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

4.              Agreements of the Company. The Company agrees with the Underwriters as follows:

(a)              Amendments and Supplements to Registration Statement. The Company shall not, either prior to any effective date or thereafter during such period as the Prospectus is required by law to be delivered (whether physically or through compliance with Rule 172 of the Rules and Regulations or any similar rule) (the “Prospectus Delivery Period”) in connection with sales of the Offered Shares by an Underwriter or dealer, amend or supplement the Registration Statement, the General Disclosure Package or the Prospectus, unless a copy of such amendment or supplement thereof shall first have been submitted to the Representatives within a reasonable period of time prior to the filing or, if no filing is required, the use thereof and the Representatives shall not have objected thereto in good faith.

(b)              Amendments and Supplements to the Registration Statement, the General Disclosure Package and the Prospectus and Other Securities Act Matters. During the Prospectus Delivery Period, the Company will comply with the Securities Act, the Rules and Regulations, and the Exchange Act so far as necessary to permit the completion of the distribution of the Offered Shares as contemplated by the provisions hereof, the General Disclosure Package, the Registration Statement and the Prospectus. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the General Disclosure Package or the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading, or if it shall be necessary to amend or supplement the General Disclosure Package or the Prospectus to comply with law, the Company agrees to (i) promptly notify the Representatives of any such event or condition and (ii) promptly prepare (subject to Section 4(a) and 4(f) hereof), and file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Representatives (and, if applicable, to dealers), amendments or supplements to the Registration Statement, the General Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the General Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading, or so that the Registration Statement or the Prospectus, as amended or supplemented, will comply with law.

(c)              Notifications to the Underwriters. The Company shall use its best efforts to cause the Registration Statement to become effective, and shall notify the Representatives promptly, and shall confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the commencement by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Offered Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, including, without limitation, the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the Prospectus Delivery Period that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus misleading (including by omission) or untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading (including by omission), and (v) of receipt by the Company or any representative of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company shall use best efforts to obtain the withdrawal of such order at the earliest possible moment. The Company shall comply with the provisions of and make all requisite filings with the Commission pursuant to Rules 424(b), 430A, 430B and 462(b) of the Rules and Regulations and to notify the Representatives promptly of all such filings.

(d)              Executed Registration Statement. The Company shall furnish to the Representative, without charge, one signed copy of the Registration Statement, and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto, and shall furnish to the Representative, without charge, a copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules but without exhibits.

(e)              Undertakings. The Company shall comply with all the provisions of any undertakings contained and required to be contained in the Registration Statement.

(f)              Prospectus. The Company shall prepare the Prospectus in a form approved by the Representatives and shall file such Prospectus with the Commission pursuant to Rule 424(b) of the Rules and Regulations with a filing date not later than the second business day following the execution and delivery of this Agreement. Promptly after the effective date of the Registration Statement, and thereafter from time to time during the period when the Prospectus is required (or, but for the provisions of Rule 172 under the Act, would be required) to be delivered, the Company shall deliver to the Representative, without charge, as many electronic copies of the Prospectus and any amendment or supplement thereto as the Representatives may reasonably request. The Company consents to the use of the Prospectus and any amendment or supplement thereto by the Representatives and by all dealers to whom the Offered Shares may be sold, both in connection with the offering or sale of the Offered Shares and for any period of time thereafter during the Prospectus Delivery Period. If, during the Prospectus Delivery Period any event shall occur that in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading (including by omission), or if it is necessary to supplement or amend the Prospectus to comply with law, the Company shall forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and shall deliver to the Representative, without charge, such number of electronic copies thereof as the Representatives may reasonably request.

(g)              Permitted Free Writing Prospectuses. The Company represents and agrees that it has not made and, unless it obtains the prior consent of the Representative, will not make, any offer relating to the Offered Shares that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations, required to be filed with the Commission or retained by the Company under Rule 433 of the Rules and Regulations; provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule I hereto. Any such free writing prospectus consented to by the Representatives is herein referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. If at any time following the issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information contained in the Registration Statement relating to the Offered Shares or would include an untrue statement of material fact or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(h)              Compliance with Blue Sky Laws. Prior to any public offering of the Offered Shares by the Underwriters, the Company shall cooperate with the Representatives and Representatives’ Counsel in connection with the registration or qualification (or the obtaining of exemptions from the application thereof) of the Offered Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may request, provided, however, that in no event shall the Company be obligated to qualify a public offering outside the United States or to do business as a foreign corporation in any jurisdiction where it is not now so qualified, to qualify or register as a dealer in securities, to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject or subject itself to ongoing taxation in respect of doing business in any jurisdiction in which it is not so subject.

(i)              Delivery of Financial Statements. During the period of three years commencing on the effective date of the Registration Statement, the Company shall furnish or make available to the Representatives and each other Underwriter who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock. Documents filed with the Commission pursuant to EDGAR shall satisfy the Company’s obligation to furnish copies hereunder.

(j)              Availability of Earnings Statements. The Company shall make generally available to holders of its securities as soon as may be practicable but in no event later than the first day of the 15th full calendar month following the date of this Agreement, an earnings statement (which need not be audited but shall be in reasonable detail) covering a period of at least 12 months commencing after the date of this Agreement, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

(k)              Payment of General Expenses. The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (a) all filing fees and communication expenses relating to the registration of the Offered Shares to be sold in the Offering (including the Option Shares) with the Commission; (b) all Public Filing System filing fees associated with the review of the Offering by FINRA; (c) all fees and expenses relating to the listing of the Common Stock on the Exchange and such other stock exchanges as the Company and the Representatives together determine; (d) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors in an amount not to exceed $7,500 in the aggregate; (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Offered Shares under the securities laws of such foreign jurisdictions as the Representatives may reasonably designate; (f) the costs of all mailing and printing of the underwriting documents (including, without limitation, this Agreement, any “blue sky” surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), Registration Statements, Prospectuses, Warrants and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Representatives may reasonably deem necessary; (g) the costs and expenses of a financial public relations firm; (h) the costs of preparing, printing and delivering certificates representing the Offered Shares; (i) fees and expenses of the transfer agent for the Common Stock; (j) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriters; (k) the costs associated with post-Closing advertising the Offering; (l) the costs associated with receiving commemorative mementos and lucite tombstones; (m) the fees and expenses of the Company’s accountants; (n) the fees and expenses of the Company’s legal counsel and other agents and representatives; (o) fees and expenses of Representatives’ Counsel; (p) the costs associated with the Underwriter’s use of Ipreo’s book-building, prospectus tracking and compliance software for the Offering; (q) the Underwriters’ actual accountable “road show” expenses; and (r) the Representative’s market making and trading, and clearing firm settlement expenses for the Offering. The expenses to be paid or reimbursed by the Company to the Underwriters (“Accountable Out-of-Pocket Expenses”) under this Section 4(k) shall not exceed $150,000. The Company has advanced an amount of $25,000 (the “Advance”) to the Representatives in anticipation of any Accountable Out-of-Pocket Expenses to be incurred by the Representative, which Advance shall be returned to the Company to the extent not actually incurred.

(l)              Non-accountable Expenses. The Company further agrees that, in addition to the expenses payable pursuant to Section 4(k), (i) on the Closing Date, it shall pay to the Representative, by deduction from the net proceeds of the Offering contemplated herein, a non-accountable expense allowance equal to one percent (1.0%) of the gross proceeds received by the Company from the sale of the Firm Shares, and (ii) on the Option Closing Date, if applicable, it shall pay to the Representative, by deduction from the net proceeds of the Offering contemplated herein, a non-accountable expense allowance equal to one percent (1.0%) of the gross proceeds received by the Company from the sale of the Option Shares; provided, however, that in the event that the Offering is terminated under Section 7 hereof, the Company agrees to reimburse the Underwriters pursuant to Section 7(b) hereof.

(m)             No Stabilization or Manipulation. Neither the Company nor, to its knowledge, any of its employees, directors or shareholders (without the consent of the Representative) has taken or shall take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under Regulation M of the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Offered Shares.

(n)              Use of Proceeds. The Company shall apply the net proceeds from the Offering substantially in the manner set forth under “Use of Proceeds” in the Registration Statement, General Disclosure Package and the Prospectus.

(o)              Lock-Up Agreements of Company, Management and Affiliates. The Company shall not, for a period of 180 days after the Closing Date (the “Lock-Up Period”), without the prior written consent of the Representatives (which consent may be withheld in its sole discretion), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company, warrants or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (2) file with the Commission a registration statement under the Act to register any shares of capital stock of the Company, warrants or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (3) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank; (4) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic benefits or risks of ownership of shares of capital stock of the Company; or (5) repurchase any shares of its Common Stock, whether any such transaction described in clause (1), (2), (3) (4) or (5) above is to be settled by delivery of shares of capital stock of the Company or other securities, in cash or otherwise. The restrictions contained in this Section 4(o) shall not apply to (A) the Offered Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise or conversion of options, warrants or other convertible securities outstanding, and as in effect, on the date of this Agreement, which is disclosed in the Registration Statement, Disclosure Package and Prospectus and (C) the issuance by the Company of any stock options or shares of capital stock of the Company under any equity compensation plan of the Company; provided that in each of (B) and (C) above, the underlying shares shall be restricted from sale during the entire Lock-Up Period. Shares, dividend equivalent rights or other equity based awards issued, or options to purchase Shares granted, pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package or the Prospectus (including the filing of a registration statement on Form S-8 relating to such existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package or the Prospectus). The Company has caused (i) each of its directors, officers and their respective affiliates and (ii) any holder(s) of an aggregate of 1,696,112 of the outstanding Shares as of the effective date of the Registration Statement (and all holders of securities exercisable for or convertible into Shares) to enter into agreements with the Representatives in the form set forth in Exhibit A.

(p)              Lock-Up Releases. If the Representative, in its sole discretion, agrees to release or waive the restrictions set forth in the Lock-Up Agreements described in Section 3(vv) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three (3) business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two (2) business days before the effective date of the release or waiver.

(q)              Listing. The Company will use its reasonable best efforts to maintain the listing of the shares of Common Stock on the Exchange for at least three years after the Closing Date.

(r)              Internal Controls. The Company shall maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(s)              Auditor. As of the date of this Agreement, the Company has retained an independent registered public accounting firm reasonably acceptable to the Representative, and the Company shall continue to retain a nationally recognized independent registered public accounting firm for a period of at least three (3) years after the date of this Agreement. The Representatives acknowledge that the Auditor is acceptable to the Representatives.

(t)              No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual in nature and that none of the Underwriters or their affiliates or any selling agent shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement.

(u)              [Reserved]

5.              Conditions of the Obligations of the Underwriters. The obligation of the Underwriters to purchase the Firm Shares on the Closing Date or the Option Shares on the Option Closing Date, as the case may be, as provided herein is subject to the accuracy of the representations and warranties of the Company, the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)              Effectiveness of Registration Statement and Prospectus Filings. Notification that the Registration Statement has become effective shall be received by the Representatives not later than 4:30 p.m., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Representatives and all filings made pursuant to Rules 424, 430A or 430B of the Rules and Regulations, as applicable, shall have been made or will be made prior to the Closing Date in accordance with all such applicable rules.

(b)              No Stop Orders, Requests for Information and No Amendments. (i) At each of the Closing Date and any Option Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall have been issued and no proceedings for that purpose shall be pending or are, to the knowledge of the Company, threatened by the Commission, (ii) no order suspending the qualification or registration of the Offered Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representatives and the Representatives did not object thereto in good faith, and the Representatives shall have received certificates, dated the Closing Date and the Option Closing Date and signed by the Chief Executive Officer or the Chairman of the Board of Directors and the Chief Financial Officer of the Company in their capacities as such, and not individually, (who may, as to proceedings threatened, certify to their knowledge), to the effect of clauses (i), (ii) and (iii).

(c)              No Material Changes. Prior to and on each of the Closing Date and each Option Closing Date, if any: (i) there shall have been no Material Adverse Change or development involving a prospective Material Adverse Change in the condition or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement, the General Disclosure Package and the Prospectus; (ii) no action, suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any its officers and directors before or by any court or federal, state or foreign commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may reasonably be expected to cause a Material Adverse Change, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus; (iii) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission; and (iv) the Registration Statement, the General Disclosure Package and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the Rules and Regulations and shall conform in all material respects to the requirements of the Securities Act and the Rules and Regulations, and neither the Registration Statement, the General Disclosure Package nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)              Closing Date Opinions of Counsel. On the Closing Date, the Representatives shall have received the favorable opinions and negative assurance statements of Holland & Hart LLP, counsel to the Company, dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives.

(e)              Option Closing Date Opinions of Counsel. On the Option Closing Date, if any, the Representatives shall have received the favorable opinions and negative assurance statements of Holland & Hart LLP, dated the Option Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives.

(f)              Auditor’ Comfort Letter. At the time this Agreement is executed, the Representatives shall have received a cold comfort letter from the Auditor containing statements and information of the type customarily included in accountants’ comfort letters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus, addressed to the Representatives and in form and substance satisfactory in all respects to the Representatives and to the Auditor, dated as of the date of this Agreement. At the Closing Date and any Option Closing Date, as the case may be, the Representatives shall have received from the Auditor a letter dated such date, as applicable, in form and substance reasonably satisfactory to the Representatives and Representatives’ Counsel, to the effect that the Auditor reaffirms the statements made in the letter furnished by them pursuant to the preceding sentence, except that the specified date referred to shall be a date not more than three (3) business days prior to the Closing Date or the Option Closing Date, as applicable.

(g)              Officers’ Certificates. The Company shall have furnished to the Representatives a certificate, dated the Closing Date and any Option Closing Date (if such date is other than the Closing Date), of its Chief Executive Officer and its Chief Financial Officer stating on behalf of the Company and not in an individual capacity that: (i) such officers have carefully examined the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus and, in their opinion, the Registration Statement and each amendment thereto, as of the Applicable Time and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date) did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, and the General Disclosure Package, as of the Applicable Time and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), any Issuer Free Writing Prospectus as of its date and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading; (ii) since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the Pricing Disclosure Package or the Prospectus; (iii) to the best of their knowledge after reasonable investigation, as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), the representations and warranties of the Company in this Agreement are true and correct in all material respects and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date (or any Option Closing Date if such date is other than the Closing Date); and (iv) there has not been, subsequent to the date of the most recent audited financial statements included in the General Disclosure Package, any Material Adverse Change, except as set forth in the Prospectus.

(h)              Secretary’s Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representatives shall have received a certificate of the Company signed by the Secretary of the Company, dated the Closing Date or the Option Date, as the case may be, respectively, certifying on behalf of the Company and not in an individual capacity: (i) that each of the Charter and bylaws is true and complete, has not been modified and is in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the Offering are in full force and effect and have not been modified; (iii) as to the accuracy and completeness of all correspondence between the Company or its counsel and the Commission; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

(i)              Lock-Up Agreements. At the date of this Agreement, the Representatives shall have received the executed copies of the Lock-Up Agreements from each of the persons listed in Schedule III hereto.

(j)              Underwriters’ Warrant. On the Closing Date the Company shall have delivered to the Underwriters an executed copy of the Underwriters’ Warrant.

(k)             Stock Exchange Listing. The Common Stock shall have been approved for listing on the Exchange, subject to official notice of issuance.

(l)              FINRA Clearance. The Representatives shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

(m)            Additional Documents. At the Closing Date and at each Option Closing Date (if any) Representatives’ Counsel shall have been furnished with such documents and opinions as they may require for the purpose of enabling Representatives’ Counsel to deliver an opinion to the Underwriters, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Public Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and Representatives’ Counsel.

(n)              [reserved].

If any of the conditions hereinabove provided for in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing at or prior to the Closing Date or any Option Closing Date, as the case may be.

6.              Indemnification.

(a)              Indemnification of the Underwriters. The Company shall indemnify and hold harmless each Underwriter, its affiliates, shareholders, directors, officers, employees and agents of such Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively, the “Underwriter Indemnified Parties,” and each an “Underwriter Indemnified Party”), from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriter Indemnified Parties and the Company or between any of the Underwriter Indemnified Parties and any third party, or otherwise) , to which they, or any of them, may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in (i) the Registration Statement, the General Disclosure Package, any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement to any of the foregoing); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically) (collectively, “Marketing Materials”); or (iii) any application or other document or written communication executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Offered Shares under the securities laws thereof or filed with the Commission, any state securities commission or agency, the Exchange or any other national securities exchange; provided, however, that the Company shall not be liable to the extent that such loss, claim, liability, expense or damage is based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with Underwriters’ Information. This indemnity agreement will be in addition to any liability that the Company might otherwise have. The Company also agrees that it will reimburse each Underwriter Indemnified Party for all fees and expenses (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriter Indemnified Parties and the Company or between any of the Underwriter Indemnified Parties and any third party, or otherwise) (collectively, the “Expenses”), and further agrees wherever and whenever possible to advance payment of Expenses as they are incurred by an Underwriter Indemnified Party in investigating, preparing, pursuing or defending any Claim.

(b)              Procedures. If any action is brought against an Underwriter Indemnified Party in respect of which indemnity may be sought against the Company pursuant to Section 6(a), such Underwriter Indemnified Party shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter Indemnified Party) and payment of actual expenses if an Underwriter Indemnified Party requests that the Company do so. Such Underwriter Indemnified Party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, and shall be advanced by the Company. Notwithstanding anything to the contrary contained herein, and provided that the Company has timely honored its obligations under Section 6, the Underwriter Indemnified Party shall not enter into any settlement without the prior written consent (which shall not be unreasonably withheld) of the terms of any settlement by the Company. The Company shall not be liable for any settlement of any action effected without its consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of the Underwriters, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action in respect of which advancement, reimbursement, indemnification or contribution may be sought hereunder (whether or not such Underwriter Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination: (i) includes an unconditional release of each Underwriter Indemnified Party, acceptable to such Underwriter Indemnified Party, from all liabilities, expenses and claims arising out of such action for which indemnification or contribution may be sought; and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Underwriter Indemnified Party.

(c)              Indemnification of the Company. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, the officers who signed the Registration Statement, and each other person or entity, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses described in the foregoing indemnity from the Company to the Underwriters, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in the Registration Statement, any preliminary prospectus, the General Disclosure Package or Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, the Underwriters’ Information; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount and commissions applicable to the Offered Shares purchased by such Underwriter hereunder. In case any action shall be brought against the Company or any other person so indemnified based on the Registration Statement, any preliminary prospectus, the General Disclosure Package or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 6(b). The Company agrees promptly to notify the Representatives of the commencement of any litigation or proceedings against the Company or any of its officers, directors or any person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in connection with the issuance and sale of the Offered Shares or in connection with the Registration Statement, the General Disclosure Package, the Prospectus, or any Issuer Free Writing Prospectus.

(d)              Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable, the Company and the Underwriters shall contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who may also be liable for contribution), to which the Company and the Underwriter may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Shares pursuant to this Agreement. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discount and commissions but before deducting expenses) received by the Company bears to (y) the total underwriting discount and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that the parties agree that the written information furnished to the Company through the Representatives by or on behalf of the Underwriters for use in the Registration Statement, any preliminary prospectus, or the Prospectus, or in any supplement or amendment thereto, consists solely of the Underwriters’ Information. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation (even if the Underwriters were treated as one entity for such purpose) which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by it. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, and each director, officer, employee, counsel or agent of an Underwriter will have the same rights to contribution as such Underwriter, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). The obligations of the Underwriters to contribute pursuant to this Section 6(d) are several in proportion to the respective number of Offered Shares to be purchased by each of the Underwriters hereunder and not joint. No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

(e)              Survival. The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or any controlling Person thereof, (ii) acceptance of any of the Offered Shares and payment therefor or (iii) any termination of this Agreement.

7.              Termination.

(a)              Termination. The Representatives shall have the right to terminate this Agreement at any time prior to the Closing Date (or, with respect to the Option Shares, on or prior to the Option Closing Date) if: (i) any domestic or international event or act or occurrence has materially disrupted, or in the Representatives’ opinion will in the immediate future materially disrupt, general securities markets in the United States; (ii) trading on the New York Stock Exchange or the Nasdaq Stock Market LLC shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction; (iii) the United States shall have become involved in a new war or an increase in major hostilities; (iv) a banking moratorium has been declared by a New York State or federal authority; (v) a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets; (vi) the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representative’s opinion, make it inadvisable to proceed with the delivery of the Firm Shares or Option Shares; (vii) the Company is in material breach of any of its representations, warranties or covenants hereunder; or (viii) the Representatives shall have become aware after the date hereof of a Material Adverse Change or an adverse material change in general market conditions that would, in the Representative’s reasonable judgment, make it impracticable to proceed with the offering, sale and/or delivery of the Offered Shares or to enforce contracts made by the Underwriters for the sale of the Offered Shares.

(b)              Expenses. Notwithstanding anything to the contrary in this Agreement, in the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to the Underwriters for all Accountable Out-of-Pocket Expenses contemplated under Section 4(k) herein then due and payable (including the reasonable fees and disbursements of Representatives’ Counsel) up to $150,000, less the Advance of $25,000 already paid to the Representative. Upon demand, the Company shall pay the full amount thereof to the Representatives on behalf of the Underwriters; provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement. Notwithstanding the foregoing, any Advance received by the Representatives will be promptly returned to the Company to the extent not actually incurred in compliance with FINRA Rule 5110(g)(4)(A).

8.              Underwriter Default.

(a)              Default Not Exceeding 10%. If any Underwriter or Underwriters shall default in its or their obligation to purchase the Firm Shares or Option Shares, if the Option is exercised hereunder, and if the number of Firm Shares or Option Shares with respect to which such default relates (the “Default Securities”) does not exceed in the aggregate ten percent (10%) of the number of Firm Shares or Option Shares, as the case may be, then such Default Securities shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

(b)              Default Exceeding 10%. In the event that the aggregate number of Default Securities exceeds ten percent (10%) of the number of Firm Shares or Option Shares, as the case may be, the Representatives may in their discretion arrange for it or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase the Default Securities on the terms contained herein. If, within one (1) business day after such default, the Representatives do not arrange for the purchase of such Firm Shares or Option Shares, then the Company shall be entitled to a further period of one (1) business day within which to procure another party or parties satisfactory to the Representatives to purchase said Firm Shares or Option Shares on such terms. In the event that neither the Representatives nor the Company arrange for the purchase of the Firm Shares or Option Shares to which a default relates as provided in this Section 8, this Agreement will automatically be terminated by the Representatives or the Company without liability on the part of the Company (except in each case as provided in Sections 4(k) and 6) or the Underwriters (except as provided in Section 6); provided, however, that if such default occurs with respect to the Option Shares, this Agreement will not terminate as to the Firm Shares; and provided, further, that nothing herein shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

(c)              Postponement of Closing Date. In the event that any Default Securities are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representatives or the Company shall have the right to postpone the Closing Date or the Option Closing Date for a reasonable period, not to exceed five (5) business days, in order to effect whatever changes may thereby be necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the reasonable opinion of Underwriters’ Counsel, may be necessary or advisable. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 8 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares or Option Shares.

9.              Miscellaneous.

(a)              Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be mailed (registered or certified mail, return receipt requested), hand delivered or sent by electronic mail transmission and confirmed and shall be effective when so delivered and confirmed or if mailed, two (2) days after such mailing.

If to the Company:

Encore Medical, Inc.

2975 Lone Oak Drive, Suite 140

Eagan, MN 55121

Attention: Chief Executive Officer

Email: jmarino@encore-medical.com

with a copy (which shall not constitute notice) to:

Holland & Hart LLP

555 17th Street, Suite 3200

Denver, CO 80202

Attention: Amy Bowler

Email: abowler@hollandhart.com

If to the Representatives or any Underwriter:

The Oak Ridge Financial Services Group, Inc.

701 Xenia Avenue South, Suite 100

Golden Valley, MN 55416

Attention: Equity Capital Markets Group

Email: jsullivan@oakridgefinancial.com

Network 1 Financial Securities, Inc.

2 Bridge Avenue, Suite 241

Red Bank, NJ 07701

Attention: Damon D. Testaverde

Email: ddtestaverde@netw1.com

with a copy (which shall not constitute notice) to:

Maslon LLP

225 South Sixth Street, Suite 2900

Minneapolis, MN 55402

Attention: William M. Mower

Email: bill.mower@maslon.com

(b)              No Third Party Beneficiaries. This Agreement has been and is made solely for the benefit of the Underwriters, the Company and, with respect to Section 6, the controlling persons, directors, officers, employees, counsel and agents referred to in Section 6 hereof, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” as used in this Agreement shall not include a purchaser of securities from any Underwriter in his, her or its capacity as such a purchaser.

(c)              Survival of Representations and Warranties. All representations, warranties and agreements of the Company contained herein or in certificates or other instruments delivered pursuant hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any of their controlling persons and shall survive delivery of and payment for the Offered Shares hereunder.

(d)              Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

(e)              Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York (the “Specified Courts”), and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereto hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon each of the parties hereto may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9(a) hereof. Such mailing shall be deemed personal service and shall be legal and binding upon each of the parties hereto, as applicable, in any action, proceeding or claim. Each of the parties hereto agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(f)              Prohibition of Press Releases and Public Announcements.] For a period ending at 5:00 p.m., Eastern time, on the first (1st) Business Day following the fortieth (40th) day after the Closing Date, the Company shall not issue press releases or engage in any other publicity without the Representative’s prior written consent, which consent shall not unreasonable be withheld or delayed; provided that the Representative’s consent shall not be required with regard to any press release or other public disclosure that is required by law or the rules of the Exchange or any normal and customary press release issued in the ordinary course of the Company’s business.

(g)              Counterparts. This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

(h)              Waiver. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

(i)              Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience and reference only and are not to be considered in construing this Agreement.

(j)              Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. Notwithstanding anything to the contrary set forth herein, it is understood and agreed by the parties hereto that all other terms and conditions of that certain engagement letter between the Company and the Representative, dated April 3, 2025, shall remain in full force and effect.

(k)             Amendment. This Agreement may not be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the parties hereto.

[Signature page follows]

If the foregoing correctly sets forth the understanding between the Company and the Underwriters, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

ENCORE MEDICAL, INC.

By:
Name:	Joseph A. Marino
Title:	Chief Executive Officer

Accepted as of the date first written above, on behalf of itself and as Representatives of the Underwriters named on Schedule A hereto:

THE OAK RIDGE FINANCIAL SERVICES GROUP, INC.

By:
Name:	Joseph Sullivan
Title:	Managing Director

NETWORK 1 FINANCIAL SECURITIES, INC.

By:
Name:	Damon D. Testaverde
Title:	Head of Investment Banking

[Signature Page to Underwriting Agreement]

SCHEDULE A

Name of Underwriter	Number of Firm Shares To Be Purchased	Number of Option Shares To Be Purchased, if the Option is Fully Exercised

Total:

SCHEDULE I

ISSUER FREE WRITING PROSPECTUSES:

SCHEDULE II

1.              The public offering price per shares shall be $ [•] .

2.              The Company is selling [•] shares of Common Stock.

3.              The Company has granted an option to the Representatives, on behalf of the Underwriters, to purchase up to an additional [•] shares of Common Stock.

SCHEDULE III

EXHIBIT A

LOCK-UP AGREEMENT

EXHIBIT B

FORM OF PRESS RELEASE

EXHIBIT C

FORM OF UNDERWRITERS’ WARRANT